Exhibit 4.3

                                 AMENDMENT NO. 1
                                       TO
                             SHAREHOLDERS AGREEMENT

                  THIS AMENDMENT NO. 1 TO SHAREHOLDERS AGREEMENT dated November 19, 1996 (the "Agreement") made as of this 5th day of September, 1997 (the "Amendment"), by and among DocuNet Inc., a Pennsylvania corporation (hereafter called "DocuNet" or the "Company"), Bruce M. Gillis, Andrew R. Bacas, G. Stuart Livingston, III (the "GBL Shareholders"), David C. Utz, Brian K. Bergeron, James Brown, S. David Model, Richard Mosely, James M. Liebhardt, Bruce M. Gillis as Trustee for Claire Solomon Gillis, UGMA and Bruce M. Gillis as Trustee for Katherine Tessa Solomon Gillis, UGMA, (such persons together with any other person or entity which hereafter may become a shareholder of DocuNet, so long as they are shareholders of DocuNet, are sometimes hereinafter collectively called the "Shareholders" or individually called "Shareholder").

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements herein contained, the parties hereto, each intending to be legally bound hereby, agree as follows:

                  1. A new Section 15 is added as follows:

                  "15. Piggyback Registration Rights.

                      (a) Whenever the Company proposes to register any Common Stock for its own or others' account under the Securities Act for a public offering, other than (i) the initial public offering of its Common Stock; (ii) any shelf registration of the Common Stock; (iii) registrations of shares to be used solely as consideration for acquisitions of additional businesses by the Company and (iv) registrations relating to employee benefit plans, the Company shall give the Shareholder prompt written notice of its intent to do so. Upon the written request of the Shareholder given within 30 days after receipt of such notice, Company shall cause to be included in such registration all of the Common Stock which the Shareholder requests. However, if the Company is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 15(a) that the number of shares to be sold by persons other than the Company is greater than the number of such shares which can be offered without adversely affecting the offering, the Company may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such persons) to a number deemed satisfactory by such managing underwriter or such managing underwriter can eliminate the participation of all such persons in the offering, provided that, for each such


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offering made by the Company after its initial public offering of Common Stock, a reduction shall be made first by reducing the number of shares to be sold by persons other than the Company, the Shareholder, and all of the other stockholders of the Company immediately prior to, or who become stockholders simultaneously with, the closing of the initial public offering (the "Other Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Shareholder and the Other Stockholders, pro rata based upon the number of shares held by such persons.

                      (b) Registration Procedures. All expenses incurred in connection with the registrations under this Section 15 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts and fees, if any, of separate counsel engaged by the Shareholder) shall be borne by the Company. In connection with registrations under Section 15(a), the Company shall (i) prepare and file with the Securities and Exchange Commission as soon as reasonably practicable, a registration statement with respect to the Common Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 90 days (or such shorter period during which holders shall have sold all Common Stock which they requested to be registered); (ii) use its best efforts to register and qualify the Common Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the Common Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act and the regulations thereunder.

                      (c) Underwriting Agreement. In connection with each registration pursuant to Section 15(a) covering an underwritten public offering, the Company and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of the Company's size and investment stature, including indemnification and the prohibition of sales or transfers of such holders' common stock for an applicable lock-up period.

                      (d) Availability of Rule 144. The Company shall not be obligated to register shares of Common Stock held by the Shareholder at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the Securities Act are available to the Shareholder.

                      (e) Survival. The provisions of this Section 15 shall survive any earlier termination of this Agreement pursuant to Section 10 until December 31, 1999."

                  2. Except as amended by this Amendment all other provisions of the Agreement shall remain in full force and effect, and the Agreement and this Amendment shall be taken and read as the same instrument. In the event of any conflict between the provisions of the Agreement and the Amendment, the provisions of the Amendment shall prevail.


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


                  IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first above written.

                                 DOCUNET INC.

                                 By: /s/ Bruce M. Gillis
                                     ---------------------------
                                     Bruce M. Gillis

                                     /s/ Bruce M. Gillis
                                     ---------------------------
                                     Bruce M. Gillis

                                     /s/ Andrew R. Bacas
                                     ---------------------------
                                     Andrew R. Bacas

                                     /s/ James Brown
                                     ---------------------------
                                     James Brown

                                     /s/ David C. Utz, Jr.
                                     ---------------------------
                                     David C. Utz, Jr.

                                     /s/ G. Stuart Livingston, III
                                     ---------------------------
                                     G. Stuart Livingston, III

                                     /s/ Richard Mosely
                                     ---------------------------
                                     Richard Mosely

                                     /s/ James M. Liebhardt
                                     ---------------------------
                                     James M. Liebhardt

                                     /s/ Brian K. Bergeron
                                     ---------------------------
                                     Brian K. Bergeron

                                Claire Solomon Gillis under UGMA

                                By:  /s/ Bruce M. Gillis
                                     ---------------------------
                                     Bruce M. Gillis, Trustee

                                Katherine Tessa Solomon Gillis under UGMA

                                By:  /s/ Bruce M. Gillis
                                     ---------------------------
                                      Bruce M. Gillis, Trustee

                                     /s/ S. David Model
                                     ---------------------------
                                     S. David Model



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